Exhibit 1.1
Execution Version
EQUITY DISTRIBUTION PROGRAM
Distribution Agreement
August 25, 2011
Knight Capital Americas, L.P.
320 Park Avenue, 15th Floor
New York, New York 10022
Ladies and Gentlemen:
     Legacy Reserves LP, a Delaware limited partnership (the “Partnership”), confirms its agreement (the “Agreement”) with Knight Capital Americas, L.P., as agent (“you” or “KCA”), with respect to the issuance and sale from time to time by the Partnership, in the manner and subject to the terms and conditions described below, of up to an aggregate number of units representing limited partner interests in the Partnership (the “Units”) having an aggregate Gross Sales Price (as defined in Section 3(b) herein) of $60,000,000 (the “Maximum Number of Units”). Such units are hereinafter collectively referred to as the “Units.” The Units are described in the Prospectus referred to below. Certain terms used in this Agreement are defined in Section 21 herein.
     The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-174488) (the “registration statement”) for the registration of at least the Maximum Number of Units, under the Securities Act of 1933, as amended, (the “Act”)and the rules and regulations of the Commission promulgated thereunder (the “Rules and Regulations”), which sets forth the terms of the offering, sale, plan of distribution of the Units and additional information concerning the Partnership and its business. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to KCA, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time, and (3) any registration statement filed to register the offer and sale of Units pursuant to Rule 462(b) under the Act. Except where the context otherwise requires, as used herein, (i) “Basic Prospectus” means the prospectus filed as part of the Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement; (ii) “Prospectus Supplement” means the final prospectus supplement dated August 25, 2011, relating to the Units, filed by the Partnership with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Partnership to KCA in connection with the offering of the Units; and (iii) “Prospectus” means the Prospectus Supplement together with the Basic Prospectus. Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall, unless stated otherwise, be deemed to refer to and include the documents incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Exchange Act”), on or after the initial effective date of the Registration Statement, or the date of Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, and deemed to be incorporated therein by reference.
     Legacy Reserves GP, LLC, a Delaware limited liability company (the “General Partner”), is the Partnership’s sole general partner. Legacy Reserves Operating GP LLC, a Delaware limited liability company and a wholly owned subsidiary of the Partnership (“Operating GP”), is the sole general partner of Legacy Reserves Operating LP, a Delaware limited partnership (the “Operating Partnership” and, together with the General Partner, the Partnership and the Operating GP, the “Legacy Parties” and, together with the direct and indirect subsidiaries of the Partnership listed in Schedule I (collectively, the “Subsidiaries”), the “Partnership Entities”).
     The Partnership and KCA agree as follows:
     1. Issuance and Sale.
(a)	Upon the basis of the representations and warranties and subject to the terms and conditions set forth herein and provided that the Partnership provides KCA with any due diligence materials and information reasonably requested by KCA necessary for KCA to satisfy its due diligence obligations, on any Exchange Business Day (as defined below) selected by the Partnership, the Partnership and KCA shall enter into an agreement in accordance with Section 3 hereof regarding the number of Units to be placed by KCA as agent for the Partnership and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as a “Transaction”). As used in this Agreement, (i) the “Term” shall be the period commencing on the date hereof and ending on the earliest of (x) August 25, 2011, (y) the date on which the Maximum Number of Units have been issued and sold pursuant to this Agreement, and (z) the termination of this Agreement pursuant to Sections 9 or 10 hereof (the “Termination Date”), (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the Exchange (as defined below) is scheduled to close prior to its regular weekday closing time, and (iii) “Exchange” means the NASDAQ Global Select Market, and (iv) “Time of Purchase” means, with respect to each offering of Units, the time after the Time of Acceptance (as defined in Section 4 hereof) as to such Units and immediately prior to KCA’s initial entry into contracts with investors for the sale of such Units.

(b)	Subject to the terms and conditions set forth below, the Partnership appoints KCA as agent in connection with the offer and sale of Units in any Transactions entered into hereunder. KCA will use commercially reasonable efforts to sell such Units in accordance with the terms and conditions hereof and of the applicable Transaction Notice (as defined below). Neither the Partnership nor KCA shall have any obligation to enter into a Transaction. The Partnership shall be obligated to issue and sell through KCA, and KCA shall be obligated to use commercially reasonable efforts, as provided herein and in the applicable Transaction Notice, to place Units issued by the Partnership only if and when a Transaction Notice related to such a Transaction has been delivered by the Partnership and accepted by KCA as provided in Section 3 hereof. KCA shall have the right, in its sole discretion, to reject any offer to purchase Units, as a whole or in part, by persons solicited by KCA and any such rejection shall not be deemed a breach of KCA’s agreement herein. The Partnership may accept or reject any proposed offer to purchase Units, as a whole or in part, and no such rejection shall be deemed a breach of the Partnership’s agreement herein.

(c)	KCA covenants and agrees not to make any sales of the Units on behalf of the Partnership, pursuant to this Agreement, other than by means of: (i) ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus to the Exchange in accordance with Rule 153 under the Act or (ii) routine trading transactions in the over-the-counter market directly with a market maker as defined in Section 3(a)(38) of the Exchange Act or on a riskless principal transaction and meet the definition of an “at the market” offering under Rule 415(a)(4) under the Act (such transactions are hereinafter referred to as “At-the-Market-Offerings”).

(d)	Any obligation of KCA to use its commercially reasonable efforts to sell the Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership herein, to the performance by the Partnership of its covenants in Sections 5 and 7 hereof and elsewhere in this Agreement and to the continuing satisfaction of the additional conditions specified in Sections 6 and 8 hereof.

(e)	If the Partnership shall default on its obligation to deliver Units to a purchaser whose offer it has accepted, the Partnership shall (i) hold KCA harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (ii) notwithstanding such default, pay to KCA any fee to which it would otherwise be entitled in connection with such sale.

(f)	Notwithstanding anything to the contrary in this Agreement, either the Partnership or KCA may, upon written notice to the other party, suspend the offering of Units during any period this Agreement is in effect (a “Suspension Period”); provided, however, that such suspension shall not affect or impair the parties respective obligations with respect to the Units sold hereunder prior to the giving of such notice.
     2. No Purchases as Principal. Neither the Partnership nor KCA shall enter into, or have any obligation to enter into, any transaction in which KCA would be obligated to purchase Units as a principal pursuant to this Agreement.
     3. Transaction Notices and Sales Process.
(a)	The Partnership may, from time to time during the Term, propose to KCA that they enter into a Transaction to be executed on a specified Exchange Business Day. If KCA agrees to the terms of such proposed Transaction or if the Partnership and KCA agree to modified terms for such proposed Transaction, then the Partnership shall promptly send to KCA a notice, substantially in the form of Exhibit A hereto (each, a “Transaction Notice”), confirming the agreed terms of such proposed Transaction. If KCA wishes such proposed Transaction to become a binding agreement between it and the Partnership, KCA shall promptly indicate its acceptance thereof by email confirmation to the Partnership, or sending a written notice to the Partnership (by any means permissible under Section 12 hereof) indicating its acceptance. The terms reflected in a Transaction Notice shall become binding on KCA and the Partnership only if accepted by KCA no later than the times specified in Section 3(b) hereof. Each Transaction Notice shall specify, among other things:
(i)	the Exchange Business Day on which the Units subject to such Transaction are intended to be sold (the “Purchase Date”);

(ii)	the number of Units that the Partnership intends to sell (the “Specified Number of Units”) on such Purchase Date, which shall be no more than 25% of the average daily trading volume (as defined by Rule 100 of Regulation M under the Exchange Act, the “ADTV”) in the Units on the Exchange for 30 Exchange Business Days preceding the date of delivery of the Transaction Notice, or as otherwise agreed by the Partnership and KCA and set forth in the Transaction Notice; and

(iii)	the lowest price (if any) at which the Partnership shall be obligated to sell Units in such Transaction (a “Floor Price”).
     A Transaction Notice shall not set forth a Specified Number of Units that, when added to the aggregate number of Units previously purchased and to be purchased pursuant to pending Transaction Notices (if any) hereunder, results in a total that exceeds the Maximum Number of Units. The Partnership shall have responsibility for maintaining records with respect to the aggregate dollar amount of Units sold, or for otherwise monitoring the availability of Units for sale under the Registration Statement. There shall be no more than one Transaction Notice and one related Transaction with respect to any Purchase Date. A Transaction Notice conforming to the foregoing requirements, once accepted by the KCA, shall be irrevocable, and (i) the Partnership shall be obligated, subject to the terms of, and satisfaction of the conditions set forth in, this Agreement and such Transaction Notice, including, but not limited to, Section 3(c) hereof, to sell the Specified Number of Units and (ii) KCA shall be obligated, subject to the terms of, and satisfaction of the conditions set forth in, this Agreement and such Transaction Notice, including, but not limited to, Sections 1(c), 1(d) and 1(e) and Section 3(e) hereof, to use its commercially reasonable efforts to solicit offers for the Units. Notwithstanding the foregoing, if the terms of any Transaction contemplate that Units shall be sold on more than one Purchase Date, then the Partnership and KCA shall agree to such additional terms and conditions as they deem necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in the relevant Transaction Notice and be binding to the same extent as any other terms contained therein.
(b)	The Purchase Date in respect of the Units deliverable pursuant to any Transaction Notice shall be the Exchange Business Day next following the date on which such Transaction Notice is accepted if such acceptance occurs by 4:30 p.m. (New York time) on such acceptance date; provided that if a Transaction Notice is accepted prior to 8:30 a.m. (New York time) on an Exchange Business Day (or by such later time as KCA may agree in its sole discretion), the Purchase Date in respect of such Units shall be such date of acceptance. KCA’s commission for Transactions shall be up to 2% of the actual sales price of the Units (the “Gross Sale Price” and the difference between the Gross Sales Price and the commission payable to KCA is defined herein as the “Net Sales Price”).

(c)	If Units are to be sold in a Transaction that is an At-the-Market Offering, KCA will confirm in writing to the Partnership the number of Units sold on any Exchange Business Day and the related Gross Sales Price and Net Sales Price no later than the opening of trading on the immediately following Exchange Business Day.

(d)	Payment of the Net Sales Price for Units sold by the Partnership on any Purchase Date pursuant to a Transaction Notice shall be made to the Partnership by federal funds wire transfer to an account specified by the Partnership against delivery of such Units to the accounts specified in writing by KCA. Such payment and delivery shall be made at or about 10:00 a.m., local time in New York, New York, on the third Exchange

Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance) following each Purchase Date (the “Closing Date”). If the Partnership fails for any reason to make timely delivery of such Units after receiving payment therefor, the Partnership shall indemnify KCA and its successors and assigns and hold them harmless from and against any loss, damage, expense, liability or claim that KCA may incur as a result of such failure.

(e)	If, as provided in the related Transaction Notice, a Floor Price has been agreed to by the parties with respect to a Transaction, and KCA thereafter determines and notifies the Partnership that the Gross Sales Price for such Transaction would not be at least equal to such Floor Price, then the Partnership shall not be obligated to issue and sell to or through KCA, and KCA shall not be obligated to purchase or place, the Specified Number of Units for such Transaction.

(f)	If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other party and sales of the Units under this Agreement and any Transaction Notice shall be suspended until that or another exemptive provision shall have been satisfied in the judgment of each party. KCA shall calculate on a weekly basis the ADTV of the Units.
     4. Representations and Warranties of the Partnership. The Partnership represents and warrants to KCA, on and as of (i) the date hereof, (ii) each date on which KCA accepts a Transaction Notice (a “Time of Acceptance”), (iii) each Purchase Date or Time of Purchase (as defined below (if different)) and (iv) each Closing Date, except in the case of (ii) and (iii) for representations and warranties that address matters only as of a certain date, which need only be true and correct as of such certain date, that:
(a)	Registration Statement/Prospectus. The Registration Statement (i) has been prepared by the Partnership pursuant to and in conformity with the requirements of the Act, and the Rules and Regulations; (ii) has been filed with the Commission under the Act, and (iii) is effective under the Act. The conditions for the use of Form S-3 under the Act, including those set forth in the General Instructions to Form S-3 under the Act, in connection with the offering and sale of the Units as contemplated hereby have been satisfied. The Registration Statement meets, and the offering and sale of the Units as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation and if relevant, Rule 415(a)(5)).

(b)	Form of Documents. The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at each Time of Purchase and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Act and the Rules and Regulations. The Prospectus complied or will comply, at the time it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, at the Time of Purchase and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Act and the Rules and Regulations. Each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the Time of Purchase and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act).

(c)	Incorporated Documents. Each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated by reference in the Registration Statement or the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement or the Prospectus when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)	No Material Misstatements or Omissions in the Registration Statement. The Registration Statement did not, as of the time of its effectiveness, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e)	No Material Misstatements or Omissions in the Prospectus. At the time it was filed and, at each Time of Purchase and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units did or will any Basic Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such periods did or will any Basic Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)	Exchange Act Reporting. In the past 12 calendar months, the Partnership has filed all documents required to be filed by it prior to the date hereof with the Commission pursuant to the reporting requirements of the Exchange Act.

(g)	No Additional Propsectus/Ineligble Issuer. Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Basic Prospectus; the Partnership has not, directly or indirectly, prepared, used or referred to any “issuer free writing prospectus” (as defined in Rule 433 of the Act).

(h)	FINRA and NASD Conduct Rule Matters. To the knowledge of the Partnership Entities, all of the information provided to KCA or to counsel for KCA by the Partnership and its officers and directors in connection with letters, filings or other supplemental information provided to the Financial Industry Regulatory Authority (the “FINRA”) pursuant to FINRA Rule 5110 is true, complete and correct.

(i)	Formation and Good Standing of the Partnership Entities. Each Partnership Entity has been duly organized, formed or incorporated and is validly existing as a limited partnership, limited liability company, corporation or other business entity, as applicable, in good standing under the laws of the state of its organization, incorporation or formation, as applicable, and has full limited partnership, limited liability or corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and, with respect to each Legacy Party, to enter into and perform its obligations under this Agreement; and each Partnership Entity is duly qualified as a foreign limited partnership, limited liability company or corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, all such jurisdictions being listed on Schedule 1, whether by reason of the ownership or leasing of property or the conduct of business, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”).

(j)	Entity Ownership.
(i)	Moriah Properties, Ltd., DAB Resources, Ltd., Brothers Production Properties, Ltd., Brothers Production Company, Inc., Brothers Operating Company, Inc., J&W McGraw Properties, Ltd., SHP Capital LP and H2K Holdings, Ltd. own 100% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the Amended and Restated Limited Liability Company Agreement of GP LLC (as amended as of the date hereof, the “GP LLC Agreement”), and are fully paid and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and such persons and entities own such membership interests free and clear of all Liens.

(ii)	The General Partner is the sole general partner of the Partnership with an approximate 0.04% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Amended and Restated Limited Partnership Agreement of the Partnership (as amended as of the date hereof, the “Partnership Agreement”) and is fully paid; and the General Partner owns such general partner interest free and clear of all Liens; the General Partner owns no assets, and has no business, other than with respect to its general partner interest in the Partnership.

(iii)	As of the date hereof and immediately prior to the issuance of the Units pursuant to this Agreement, the issued and outstanding limited partner interests of the Partnership consists of 43,664,744 Units. All of the issued and outstanding Units, and the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required by the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the

Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)).

(iv)	The Units to be issued and sold by the Partnership hereunder will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to KCA against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
(k)	Operating GP Ownership. The Partnership owns 100% of the membership interests in the Operating GP; such membership interests have been duly authorized and validly issued in accordance with the Limited Liability Company Agreement of the Operating GP (as amended as of the date hereof, the “Operating GP Agreement”), and are fully paid and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens, except for the pledge of such membership interests under the Amended and Restated Credit Agreement, dated March 10, 2011, by and between the Partnership and BNP Paribas, as administrative agent, as amended (the “Credit Agreement”).

(l)	Operating Partnership Ownership. (i) The Operating GP is the sole general partner of the Operating Partnership with a 0.1% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Agreement of Limited Partnership of the Operating Partnership (as amended as of the date hereof, the “Operating Partnership Agreement”), and is fully paid; and the Operating GP owns such general partner interest free and clear of all Liens, except for the pledge of such general partner interest under the Credit Agreement; and (ii) the Partnership is the sole limited partner of the Operating Partnership with a 99.9% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required by the Operating Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and as otherwise described in the Prospectus); and the Partnership owns such limited partner interest free and clear of all Liens, except for the pledge of such limited partner interest under the Credit Agreement.

(m)	No Other Subsidiaries. Other than ownership interests in the Operating Partnership, Operating GP and the Subsidiaries, the Partnership does not own, directly or indirectly, an equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than its ownership interest in the Partnership and its indirect ownership interests in the Operating Partnership, the Operating GP and the Subsidiaries, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(n)	Preemptive Rights. Except as may arise under the Subject Instruments or as disclosed in the Registration Statement, the Prospectus or the Partnership Documents, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of capital stock, of or partnership or membership interests in, any of the Partnership Entities. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership, other than as have been waived or deemed waived. Except as disclosed in the Registration Statement and the Prospectus, there are no outstanding options or warrants to purchase any shares of capital stock of, or partnership or membership interests in, any of the Partnership Entities.

(o)	Authorization of Agreement. The Partnership has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement. All limited partnership, limited liability company or corporate, as the case may be, action required to be taken by the Legacy Parties or any of their partners, members or stockholders for (i) the authorization, issuance, sale and delivery of the Units, and (ii) the consummation of the transactions contemplated by this Agreement, has been validly taken. This Agreement has been duly authorized and executed by the Partnership and constitutes a valid and binding agreement, enforceable against the Partnership in accordance with its terms, except to the extent that enforcement thereof may be limited in bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity whether enforcement is sought at law or in equity, and that the indemnity, contribution and exoneration provisions contained in this Agreement may be limited by applicable laws and public policy.

(p)	Description of Units. The Units, when issued and delivered in accordance with the terms of this Agreement, will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

(q)	Enforceability of Organizational Documents. The Organizational Documents of each of the Legacy Parties have been duly authorized and validly executed and delivered by the parties thereto and are valid and legally binding agreements of such party, enforceable against such party in accordance with their respective terms; provided that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(r)	No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by any Partnership or any of its subsidiaries which are material with respect to the Partnership and its subsidiaries, considered as one enterprise, and (iii) except for regular quarterly distributions on the Units in amounts per Unit that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Partnership on the Units.

(s)	Accuracy of Descriptions and Exhibits. The information in the Registration Statement and the Prospectus under the headings “The Offering,” “Description of Debt Securities,” “Description of Our Units,” “Cash Distribution Policy,” “Material Provisions of Our Partnership Agreement,” “Material Tax Considerations” and “Plan of Distribution” (in both the Basic Prospectus and the Prospectus Supplement), in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Partnership’s Organizational Documents or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement and the Prospectus of any Partnership Documents are accurate in all material respects, except that no representation or warranty is given herein as to the information specifically identified in Section 11(b) hereof as information furnished by KCA. There are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements required to be described or referred to in the Registration Statement and the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(t)	Investment Company Act. No Partnership Entity is, and upon the issuance by the Partnership and sale of the Units as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus, no Partnership Entity will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(u)	Absence of Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Partnership, or the consummation by the Legacy Parties of the transactions contemplated by this Agreement, except for such Consents as may be required under the Act, the Rules and Regulations, the Exchange Act and the rules and regulations thereunder and state securities or “Blue Sky” laws and applicable rules and regulations under such laws.

(v)	Absence of Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement and in the Registration Statement and the Prospectus (including the issuance and sale of the Units and the use of the proceeds from the sale of the Units as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Legacy Parties with their obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Partnership or any of its subsidiaries pursuant to any Partnership Documents, except, in the case of Partnership Documents other than Subject Instruments, for such conflicts, breaches, defaults or Liens that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the Organizational Documents of the Partnership or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Partnership or any of its subsidiaries or any of their respective assets, properties or operations, except for such violations of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Partnership or any of its subsidiaries or any of their respective assets, properties or operations that would not, individually or in the aggregate, result in a Material Adverse Effect.

(w)	Financial Statements. The financial statements of the Partnership included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of the Partnership and its consolidated subsidiaries at the dates indicated and the results of operations, changes in unitholders’ equity and cash flows of the Partnership and its consolidated subsidiaries for the periods specified; the financial statements of any other entities or businesses included or incorporated by reference in the Registration Statement or the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of each such entity or business, as the case may be, and its consolidated subsidiaries (if any) at the dates indicated and the results of operations, changes in stockholders’ (or other owners’) equity and cash flows of such entity or business, as the case may be, and its consolidated subsidiaries, if any, for the periods specified; and all such financial statements have been prepared in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the Act and the Rules and Regulations. The supporting schedules, if any, included or incorporated by reference in the Registration Statement present fairly, in all material respects in accordance with GAAP, the information required to be stated therein. The financial data set forth under the caption “Ratio of Earnings to Fixed Charges” in the Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Prospectus and the Registration Statement, the information included therein. All information contained in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as defined in Regulation G of the Commission) complies with Regulation G and Item 10 of Regulation S-K of the Commission, to the extent applicable. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement or the Prospectus that are not so included or incorporated, as applicable, as required.

(x)	Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Partnership, threatened, against or affecting any Partnership Entity which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Legacy Parties of their obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which any Partnership Entity is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(y)	Reserve Engineer. LaRoche Petroleum Consultants, Ltd. (“LaRoche”), whose report dated January 20, 2011 (the “Reserve Report”) is referenced in the Registration Statement and Prospectus, was as of the date of such report, and is, as of the date hereof, an independent reserve engineer with respect to the Partnership. No information has come to the attention of the Partnership or, to the knowledge of the Partnership, to LaRoche that could reasonably be expected to cause LaRoche to withdraw its Reserve Report.

(z)	Information Underlying Reserve Report. The information underlying the estimates of the Partnership’s proved reserves that was supplied to LaRoche for the purposes of preparing the Reserve Report and estimates of the proved reserves of the Partnership disclosed in the Registration Statement and the Prospectus, including, production, costs of operation, and, to the knowledge of the Partnership, future operations and sales of production, was true and correct in all material respects on the dates such information was provided, and such information was supplied and was prepared in accordance with customary industry practices; and the estimates of such reserves and standardized measure thereof as described in the Registration Statement and the Prospectus and future net cash flow reflected in the Reserve Report referenced therein have been prepared in a manner that complies with the applicable requirements of the Rules and Regulations. Other than normal production of the reserves, product price fluctuations, and fluctuations of demand for such products, and except as disclosed in the Registration Statement and the Prospectus, no Legacy Party is aware of any facts or circumstances that would result in a materially adverse change in the reserves in the aggregate, or the aggregate present value of the future net cash flows therefrom as described in the Registration Statement and the Prospectus and as reflected in the Reserve Report.

(aa)	Title to Real Property. Each of the Partnership Entities has (i) legal, valid and defensible title to the interests in Oil and Gas Properties supporting the estimates of its net proved reserves contained in the Registration Statement and the Prospectus, (ii) good and marketable title in fee simple to all real property other than Oil and Gas Properties covered by clause (i), and (iii) good and marketable title to all personal property owned by them, in each case free and clear of all Liens except such as are described in the Registration Statement and the Prospectus or such as do not materially affect the value of the property of the Partnership Entities, taken as a whole, and do not materially interfere with the use made of such property by any of the Partnership Entities; all real property and buildings held under lease by any of the Partnership Entities are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially affect the value of such property and do not materially interfere with the use made of such property by any of the Partnership Entities. The Working Interests derived from the Oil and Gas Properties evidence in all material respects the right of the Partnership Entities to explore, develop and produce hydrocarbons from such Hydrocarbon Interests, and the acquisition and procurement of such oil and gas leases, options to lease, drilling rights and concessions or other property interests was generally consistent with standard industry practices in the areas in which the Partnership Entities operate for acquiring or procuring oil and gas leases and interests therein to explore, develop or produce hydrocarbons.

(bb)	Absence of Violations or Defaults. None of the Partnership Entities is in breach or violation of or default under (i) its Organizational Documents; (ii) any Partnership Document, other than Subject Instruments, (iii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Partnership Entities or any of their respective assets, properties or operations, or (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the Exchange, except in the case of clauses (ii) through (iv) for any such breaches, violations or default that would not, individually or in the aggregate, result in a Material Adverse Effect, or materially impair the ability of the Legacy Parties to consummate the transactions contemplated by this Agreement.

(cc)	Independent Accountants. BDO USA, LLP, who have audited the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, is an independent public accounting firm with respect to the Partnership and the General Partner within the meaning of the Act and Rules and Regulations and the Public Company Accounting Oversight Board (United States).

(dd)	Tax Returns. The Partnership Entities have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof, except where the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Material Adverse Effect.

(ee)	Absence of Labor Dispute. No labor dispute with the employees of any Partnership Entity exists or, to the knowledge of the Partnership, is threatened or imminent, and the Partnership is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of any Partnership Entity which, in any such case, would reasonably be expected to result in a Material Adverse Effect.

(ff)	Insurance. The Partnership Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as, in management’s judgment, are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring any Partnership Entity or their respective businesses, assets, employees, officers and directors are in full force and effect; the Partnership Entities are in compliance with the terms of such policies and instruments in all material respects; there are no claims by any Partnership Entity under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; no Partnership Entity has been refused any insurance coverage sought or applied for; and no Partnership Entity has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect.

(gg)	No Prohibition on Dividends by Subsidiaries. No subsidiary of the Partnership is prohibited, directly or indirectly, from paying any dividends or making any other distributions on such subsidiary’s equity securities, from repaying any debt owed to the Partnership or any of its other subsidiaries, or from transferring any of its property or assets to the Partnership or any of its other subsidiaries, except as described in or contemplated by (i) the Registration Statement and the Prospectus or (ii) the organizational documents of the subsidiaries.

(hh)	Possession of Licenses and Permits. The Partnership Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such permits, licenses, approvals, consents and other authorizations would not, individually or in the aggregate, have a Material Adverse Effect; the Partnership Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(ii)	Accounting Controls. The Partnership Entities (i) make and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect transactions and dispositions of assets and; (ii) maintain and have maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for their assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(jj)	Disclosure Controls and Procedures. (i) The Partnership has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the Partnership including its respective principal executive officers and principal financial officers, as appropriate, to allow such officers to make timely decisions regarding required disclosure and (iii) except as described in the Prospectus, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(kk)	Absence of Manipulation. No Partnership Entity, Subsidiary or director or executive officer of the General Partner has taken nor will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Units.

(ll)	Environmental Laws. Except as described in the Registration Statement and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) no Partnership Entity is

in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Partnership Entities have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any Partnership Entity and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any Partnership Entity relating to Hazardous Materials or any Environmental Laws.

(mm)	Statistical, Demographic or Market-Related Data. Any statistical, demographic, market-related, customer-related or production-related data included in the Registration Statement or the Prospectus is based on or derived from sources that the Partnership believes to be reliable and accurate and all such data included in the Registration Statement or the Prospectus accurately reflects the materials upon which it is based or from which it was derived.

(nn)	Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Partnership Entity, on the one hand, and the directors, managers, officers, members, partners, stockholders, customers or suppliers of any Partnership Entity, on the other hand, that is required to be described in the Registration Statement and the Prospectus and is not so described.

(oo)	Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Partnership or any of the Partnership’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, with which any of them are required to comply, including Section 402 related to loans.

(pp)	No Conflict with FCPA. Neither the Partnership nor any of its subsidiaries nor, to the knowledge of the Partnership, any director, officer, agent, employee or affiliate of the Partnership or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Partnership, its subsidiaries and, to the knowledge of the Partnership, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(qq)	No Conflict with OFAC Laws. None of the Partnership Entities, nor, to the knowledge of the Partnership, any officer, agent or employee of any of the Partnership Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Partnership will not knowingly, directly or indirectly, use the proceeds of the offering or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(rr)	Certificates. Any certificate signed by any officer of the Partnership Entities and delivered to KCA or to counsel for KCA shall be deemed a representation and warranty by such Partnership Entity to KCA as to the matters covered thereby.
     5. Certain Covenants of the Partnership. The Partnership hereby agrees with KCA:
(a)	Before amending or supplementing the Registration Statement or the Prospectus (in each case other than due to the filing of an Incorporated Document), or during any period of time in which a Prospectus relating to the Units is required to be delivered under the Act, to furnish to KCA a copy of each such proposed amendment or supplement within a reasonable period of time before filing any such amendment or supplement with the Commission, and to not use, or file any such proposed amendment or supplement to which KCA reasonably objects, unless the Partnership’s legal counsel has advised the Partnership that filing such document is required by law.

(b)	To prepare the Prospectus Supplement and to file such Prospectus Supplement pursuant to, and within the time periods required by, Rule 424(b) and Rules 430B or 430C under the Act and to provide copies of the Prospectus and such Prospectus Supplement (to the extent not previously delivered or filed and available on EDGAR) to KCA via e-mail in “.pdf” format on such filing date to an e-mail account designated by KCA and, at KCA’s reasonable request, to also furnish copies of the Prospectus and such Prospectus Supplement to the Exchange as may be required by the rules or regulations of the Exchange.

(c)	To file promptly all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Units, and during such same period to advise KCA, promptly after the Partnership receives notice thereof, of: (i) the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, (ii) the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Units or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act, (iii) the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, (iv) any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus or for additional information; and (v) the occurrence of any event as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Basic Prospectus or the Prospectus is delivered to a purchaser, not misleading.

(d)	In the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus or suspending any such qualification referred to above, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(e)	To furnish such information as may be lawfully required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states as KCA may reasonably designate and will file and make such statements or reports as are or may be reasonably necessary; provided that the Partnership shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state where the Partnership is not presently qualified; and to promptly advise KCA of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(f)	To make available to KCA at its offices in New York, New York (or as designated by KCA), without charge, as soon as practicable after the date of this Agreement, and thereafter from time to time to furnish to KCA, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Partnership shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) as KCA may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule); and for so long as this Agreement is in effect; and during each such period, the Partnership will prepare and file promptly, subject to Section 5(a) hereof, such amendment or amendments to the Registration Statement, the Prospectus or the Prospectus Supplement as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

(g)	To furnish or make available to KCA during the term of this Agreement and for a period of two years thereafter (i) copies of any reports or other communications which the Partnership shall send to its stockholders or shall from time to time publish or publicly disseminate and (ii) copies of all annual and current reports filed with the Commission on Forms 10-K and 8-K, or such other similar form as may be designated by the Commission, and to furnish to KCA from time to time during the term of this Agreement such other information as KCA may reasonably request regarding the Partnership or the other Legacy Parties in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of KCA, as applicable; provided, that so long as the Partnership is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to KCA.

(h)	If, at any time during the term of this Agreement, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel for KCA or counsel for the Partnership, to further amend or supplement the Prospectus as then amended or supplemented in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the Act, immediate notice shall be given, and confirmed in writing, to KCA to cease the solicitation of offers to purchase the Units, and the Partnership will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

(i)	To generally make available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) of the Act and Rule 158 under the Act) covering each 12-month period beginning, in each case, not later than the first day of the Partnership’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Units.

(j)	To furnish to KCA one conformed copy of the Registration Statement, as initially filed with the Commission, and of all amendments thereto, including all exhibits thereto and all documents incorporated by reference therein.

(k)	To apply the net proceeds from the sale of the Units in the manner described in the Registration Statement, any Basic Prospectus or the Prospectus under the caption “Use of Proceeds.”

(l)	The Partnership will not, and will cause the other Legacy Parties not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units; provided that nothing herein shall prevent the Partnership from filing or submitting reports under the Exchange Act or the issuance of press releases in the ordinary course of business.

(m)	Except as otherwise agreed between the Partnership and KCA, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, any Basic Prospectus, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to KCA and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Units, (iii) the producing, word processing and/or printing of this Agreement, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to KCA (including costs of mailing and shipment), (iv) the qualification of the Units for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for KCA in connection therewith) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to KCA, (v) the listing of the Units on the Exchange and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Units by FINRA, (vii) the fees and disbursements of counsel to the Partnership and the fees and disbursements of counsel to KCA (in an amount not to exceed $100,000) in connection with the negotiation and completion of this Agreement (which shall include all matters required to be completed as conditions precedent to the parties agreeing to and executing the initial Transaction hereunder), (viii) the documented, reasonable fees and disbursements of outside counsel to KCA in connection with each review of the “comfort” letters and other documents referred to in Section 7(b) hereof, other than the initial such review, up to a maximum of $5,000 per review for all such fees and disbursements and further subject to the overall cap of $100,000 set forth in clause (vii), and (ix) any other costs and expenses of the Partnership incident to the performance of the Partnership’s other obligations hereunder.

(n)	With respect to the offering(s) contemplated hereby, that the Partnership will not offer Units or any other securities convertible into or exchangeable or exercisable for Units in a manner in violation of the Act; the Partnership will not distribute any offering material in connection with the offer and sale of the Units, other than the Registration Statement, any Basic Prospectus or the Prospectus and other materials permitted by the Act or the rules and regulations promulgated thereunder.

(o)	During each period beginning with the date of the Transaction Notice and ending after the close of business on the Purchase Date for the related Transaction, the Partnership will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any of its Units or any securities convertible into or exercisable or exchangeable for such units or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of units or such other securities, in cash or otherwise, without the prior written consent of KCA, other than the Units to be sold hereunder and any Units of the Partnership issued upon the exercise of options granted under existing employee stock-based compensation plans.

(p)	To use its best efforts to file any notification that may be required by the Exchange in connection with the sale of the Units.

(q)	That it consents to KCA trading in the Units for KCA’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement.

(r)	To use its best efforts to satisfy, or cause to be satisfied, the conditions set forth in Section 6 hereof on or in respect of each date specified in Section 7(b) hereunder.

(s)	To advise KCA promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter or other document provided to KCA pursuant to this Agreement.
     6. Execution of Agreement. KCA’s obligation to execute this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the intended date of the execution of this Agreement:
(a)	the Partnership shall have delivered to KCA:
(i)	an officers’ certificate signed by two of its executive officers certifying as to the matters set forth in Exhibit B hereto;

(ii)	an opinion of Andrews Kurth LLP, counsel to the Partnership, addressed to KCA and dated the date of this Agreement, as to the matters set forth in Exhibit C hereto;

(iii)	“comfort” letter from BDO USA, LLP, dated the date of this Agreement and addressed to KCA, in form reasonably satisfactory to KCA and its counsel as to the matters set forth in Exhibit D hereto;

(iv)	letter from LaRoche, addressed to KCA and dated the date of this Agreement, as to the matters set forth in Exhibit E hereto;

(v)	evidence reasonably satisfactory to KCA and its counsel that the Registration Statement remains effective;

(vi)	resolutions duly adopted by the General Partners’ board of directors, and certified by an officer of the General Partner, authorizing the Registration Statement, the Partnership’s execution of this Agreement and the consummation by the Partnership of the transactions contemplated hereby, including the issuance of the Units and such other matters as are customary for the transactions contemplated hereby; and

(vii)	such other documents as KCA shall reasonably request; and

(b)	KCA shall have received from Vinson & Elkins L.L.P: (i) a favorable opinion, as to the matters set forth in Exhibit F hereto, and (ii) a letter with respect to Rule 10b-5 of the Exchange Act.
     7. Additional Covenants of the Partnership. The Partnership further covenants and agrees with KCA as follows:
(a)	Each acceptance of a Transaction Notice by the Partnership shall be deemed to be an affirmation that the representations and warranties of the Partnership herein contained and contained in any certificate delivered to KCA pursuant hereto are true and correct at the Time of Acceptance, and an undertaking that such representations and warranties will be true and correct on any Closing Date and at the time of delivery of Units pursuant to the Transaction Notice, as though made at and as of each such time, in each case, except for representations and warranties that address matters only as of a certain date, which need only be true and correct as of such certain date (it being understood that such representations and warranties shall relate to the Registration Statement, any Basic Prospectus or the Prospectus as amended and supplemented to the time of such Transaction Notice).

(b)	Each time that the Registration Statement or the Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 7(b), by the filing of any Incorporated Document, but excluding any prospectus supplement filed pursuant to Section 5(b) hereof), the Partnership shall furnish or cause to be furnished to KCA within two business days the following, each dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, in form and substance satisfactory to KCA and its counsel:
(i)	a certificate certifying as to the matters set forth in Exhibit B hereto at the time of the filing or effectiveness of such amendment or supplement, as applicable, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement or the Prospectus as amended and supplemented to such time);

(ii)	an opinion of Andrews Kurth LLP, counsel to the Partnership, addressed to KCA, as to the matters set forth in Exhibit C hereto, with only such departures from such form as Vinson & Elkins L.L.P., counsel for KCA, shall have approved; or, in lieu of such opinion, counsel last furnishing such opinion to KCA shall furnish KCA with a letter substantially to the effect that KCA may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration

Statement or the Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance);

(iii)	“comfort” letter from BDO USA, LLP addressed to KCA, in a form reasonably satisfactory to KCA and its counsel of the same tenor as the letter referred to in Section 6(a)(iii) hereof but modified to relate to the Registration Statement or the Prospectus as amended and supplemented to the date of such letter; and

(iv)	such other documents as KCA shall reasonably request;
provided, however, that the Partnership will not be required to furnish any of such certificates, opinions, letters or other documents to KCA in connection with the filing of a Current Report on Form 8-K unless (i) such Current Report on Form 8- K is filed at any time during which either a Transaction Notice is in effect or a prospectus relating to the Units is required to be delivered under the Act and (ii) KCA has requested such certificates, opinions, letters or other documents based upon the event or events reported in such Current Report on Form 8-K.

(c)	(i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Prospectus shall have been timely filed with the Commission under the Act and in accordance with Section 5(b) hereof; and all requests by the Commission for additional information shall have been complied with to the satisfaction of KCA and no suspension of the qualification of the Units for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, will have occurred and be in effect at the time the Partnership accepts a Transaction Notice; and (ii) the Registration Statement or the Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Partnership accepts a Transaction Notice.

(d)	To disclose in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K the number of the Units sold through KCA under this Agreement, the net proceeds to the Partnership from the sale of the Units and the compensation paid by the Partnership with respect to sales of the Units pursuant to this Agreement during the relevant period.
     8. Conditions of KCA’s Obligation with Respect to Sale of the Units. KCA’s obligation to solicit purchases on an agency basis for the Units pursuant to a Transaction Notice that has been accepted by the Partnership shall be subject to the satisfaction of the following conditions at the Time of Acceptance, the time of the commencement of trading on the Exchange on the Purchase Date and at the time of closing on the Closing Date:
(a)	The representations and warranties on the part of the Partnership herein contained or contained in any certificate of an officer or officers of the Partnership delivered pursuant to the provisions hereof shall be true and correct in all respects; and the statements of the Partnership and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of such dates, except that representations and warranties that address matters only as of a certain date need only be true and correct as of such certain date.

(b)	The Partnership shall have performed and observed its covenants and other obligations hereunder in all material respects.

(c)	From the date of delivery of the Transaction Notice until the Closing Date, trading in the Units on the Exchange shall not have been suspended.

(d)	From the date of this Agreement, no event or condition of a type described in Section 4(r) hereof shall have occurred or shall exist, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of KCA makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Units on the Closing Date on the terms and in the manner contemplated by this Agreement the Prospectus.

(e)	Subsequent to the date of the applicable Transaction Notice, no Material Adverse Effect shall have occurred that is not described in the Prospectus (excluding any amendment or supplement thereto made after the date of such Transaction Notice) and the effect of which in the reasonable judgment of KCA makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Units on the Closing Date on the terms and in the manner contemplated by this Agreement and the Prospectus.

(f)	No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Units; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Units.

(g)	KCA shall have received on and as of the dates specified in Section 7(b) herein satisfactory evidence of the good standing of the Partnership and the other Legacy Parties in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as KCA may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(h)	The Partnership shall have furnished evidence reasonably satisfactory to KCA and its counsel that the Registration Statement remains effective.

(i)	No amendment or supplement to the Registration Statement, any Basic Prospectus or the Prospectus shall have been filed to which KCA shall have objected in writing.

(j)	On or prior to the dates specified in Section 7(b) herein, the Partnership shall have furnished to KCA such further certificates and documents as KCA may reasonably request.
     9. Termination by KCA.
(a)	The obligations of KCA hereunder may be terminated, in the sole and absolute discretion of KCA, if at any time (i) any of the conditions specified in Section 8 hereof shall not have been fulfilled when and as required by this Agreement to be fulfilled; (ii) there has been since the respective dates as of which information is given in the Registration Statement, any material adverse change, or any development that is reasonably expected to cause a material adverse change, in or affecting the assets, operations, business or condition (financial or otherwise) of the Partnership, whether or not arising in the ordinary course of business; (iii) there has since the date hereof occurred an outbreak or escalation of hostilities, any change in the financial markets or any other national or international calamity or crisis the effect of which, in the judgment of KCA, is material and adverse and makes it impracticable or inadvisable to market or deliver the Units or enforce contracts for the sale of the Units; (iv) trading in any securities of the Partnership has been suspended by the Commission or by the Exchange or trading generally on the Exchange has been suspended (including automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such Exchange or FINRA or by order of the Commission or any other governmental authority; or (v) a general moratorium on commercial banking activities has been declared by foreign, federal or New York authorities.

(b)	If KCA elects to terminate its obligations pursuant to this Agreement as provided in this Section 9, KCA shall promptly notify the Partnership of such termination by telephone, promptly confirmed by facsimile or email stating in reasonable detail the basis therefor. If a Transaction Notice is pending at the time of termination, KCA may declare such Transaction

Notice void or may require the Partnership to complete the sale of Units as specified in the Transaction Notice, at KCA’s sole discretion (to the extent doing so is permitted under applicable law and regulation).

(c)	If the solicitation of purchases on an agency basis as contemplated by this Agreement, is not carried out by KCA for any reason permitted under this Agreement or if such sale is not carried out because the Partnership shall be unable to comply in all material respects with any of the terms of this Agreement, the Partnership shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(m) and 11 hereof) and KCA shall be under no obligation or liability to the Partnership under this Agreement (except to the extent provided in Section 11 hereof).

(d)	KCA may terminate this Agreement for any reason upon giving 30 days’ prior notice to the Partnership. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5(m) and 11 hereof shall remain in full force and effect notwithstanding such termination and KCA shall be under no obligation or liability to the Partnership under this Agreement (except to the extent provided in Section 11 hereof).
     10. Termination by Partnership. The Partnership may terminate this Agreement in its sole discretion at any time upon prior written notice to KCA; provided, however, that if such termination shall occur prior to the Closing Date for any sale of Units, such sale shall settle in accordance with the provisions of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5(m) and 11 hereof shall remain in full force and effect notwithstanding such termination and KCA shall be under no obligation or liability to the Partnership under this Agreement (except to the extent provided in Section 11 hereof).
     11. Indemnity and Contribution.
(a)	The Partnership agrees to indemnify and hold harmless KCA, its agents, directors and officers and each person, if any, who controls KCA within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to KCA furnished to the Partnership in writing by KCA expressly for use therein, it being understood and agreed that the only such information furnished by KCA consists of the information described as such in Section 11(b) hereof.

(b)	KCA agrees to indemnify and hold harmless the Partnership, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to KCA furnished to the Partnership in writing by KCA expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus (or any amendment or supplement thereto), it being understood and agreed upon that the only such information furnished by KCA consists of information furnished in writing to the Partnership.

(c)	If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Sections 11(a) or 11(b) hereof, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 11 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 11. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary or (ii) the Indemnifying Person has failed within a reasonable time after notice from the Indemnified Person to retain counsel reasonably satisfactory to the Indemnified Person, in either case the Indemnifying Person will pay the fees and expenses of such counsel. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for KCA, its agents, directors and officers and any control persons of KCA shall be designated in writing by KCA and any such separate firm for the Partnership, its directors, its officers who signed the Registration Statement and any control persons of the Partnership shall be designated in writing by the Partnership. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment subject to the other terms and conditions of this Section 11. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, the Indemnifying Person may, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is a party or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, if such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)	If the indemnification provided for in Sections 11(a) and 11(b) hereof is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership, on the one hand, and KCA, on the other, from the offering of the Units or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Partnership, on the one hand, and KCA, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Partnership, on the one hand, and KCA, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Partnership from the sale of the Units in the Transaction or Transactions for which contribution is sought and the total discounts and commissions received by KCA in connection therewith. The relative fault of the Partnership, on the one hand, and KCA, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership or by KCA, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)	The Partnership and KCA agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(d) hereof. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 11(d) hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 11, in no event shall KCA be required to contribute any amount in excess of the amount by which the total discounts and commissions received by KCA with respect to the offering of the Units exceeds the amount of any damages that KCA has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation in connection with the sale of the Units (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)	The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

     12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and if to KCA, shall be sufficient in all respects if delivered to Knight Capital Americas, L.P., 320 Park Avenue, 15th Floor, New York, New York 10022, attention: Jeff Wylde, Telephone: 212-209-1401, email: jwylde@knight.com, and if to the Partnership, shall be sufficient in all respects if delivered or sent to the Partnership at the offices of the Partnership at:
Legacy Reserves LP
303 W. Wall Street, Suite 1400
Midland, TX 79701
Fax: (432) 689-5299
Attention: Steven H. Pruett
Notwithstanding the foregoing, Transaction Notices shall be delivered by facsimile or “.pdf” email format as follows:
To the Partnership:
Facsimile: (432) 689-5299
Attention: Steven H. Pruett
To KCA (of the Acceptance of Transaction Notice):
email: jwylde@knight.com
Tel. Confirm: 212-209-1401
     13. No Fiduciary Relationship. The Partnership acknowledges and agrees that KCA is acting solely in the capacity of an arm’s length contractual counterparty to the Partnership with respect to the offering of Units contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Partnership or any other person. Additionally, KCA is not advising the Partnership or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Partnership shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and except as provided in Section 11 hereof, KCA shall have no responsibility or liability to the Partnership with respect thereto. Any review by KCA of the Partnership, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of KCA and shall not be on behalf of the Partnership.
     14. Adjustments for Unit Splits. The parties acknowledge and agree that all numbers related to the Units contained in this Agreement and any Transaction Notice shall be adjusted to take into account any split effected with respect to the Units.
     15. KCA as Market Maker. KCA and one or more of its affiliates may make markets in the Units or other securities of the Partnership, in connection with which they may buy and sell, as agent or principal, for long or short account, Units or other securities of the Partnership, at the same time that KCA is acting as agent pursuant to this Agreement; provided that KCA acknowledges and agrees that any such transactions are not being, and shall not be deemed to have been, undertaken at the request or direction of, or for the account of, the Partnership, and that the Partnership has and shall have no control over any decision by KCA and its affiliates to enter into any such transactions.
     16. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York, other than rules governing choice of applicable law. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
     17. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have nonexclusive jurisdiction over the adjudication of such matters, and the Partnership consents to the jurisdiction of such courts and personal service with respect thereto. Each of KCA and the Partnership, on its behalf and, to the extent permitted by applicable law, on behalf of its equity holders and affiliates, waives all right to trial by jury in any action, proceeding or counterclaim, whether based upon contract, tort or otherwise, in any way arising out of or relating to this Agreement. The Partnership agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Partnership and may be enforced in any other courts in the jurisdiction of which the Partnership is or may be subject, by suit upon such judgment.
     18. Parties in Interest. This Agreement herein set forth has been and is made solely for the benefit of KCA and the Partnership and to the extent provided in Section 11 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from KCA) shall acquire or have any right under or by virtue of this Agreement.
     19. Successors and Assigns. This Agreement shall be binding upon KCA and the Partnership and their successors and assigns and any successor or assign of any substantial portion of the Partnership’s and KCA’s respective businesses and/or assets.
     20. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Partnership and KCA contained in this Agreement or made by or on behalf of the Partnership or KCA pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Partnership or KCA.
     21. Certain Defined Terms. As used in this Agreement, the following terms have the respective meanings set forth below:
(a)	“Affiliate” or “affiliate,” except where otherwise expressly provided, has the meaning set forth in Rule 405 under the Act.

(b)	“Hydrocarbon Interests” means all rights, titles, interests and estates now owned or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases (including subleases), oil, gas and casinghead gas leases, or other liquid or gaseous hydrocarbon leases, mineral fee or lease interests, other oil, gas and mineral leasehold fee or term interests, farm outs, overriding royalty and royalty interests, net profits interests, net revenue interests, carried interests, oil payments, production payment interests and similar mineral interests, including any reserved, reversionary or residual interest of whatever nature.

(c)	“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(d)	“Oil and Gas Properties” means all of the Partnership’s Hydrocarbon Interests; personal property and/or real property now or hereafter pooled or unitized with Hydrocarbon Interests; currently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including all units created under orders, regulations and rules of any governmental body having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; pipelines, gathering lines, compression facilities, tanks and processing plants; oil wells, gas wells, water wells, injection wells, platforms, spars or other offshore facilities, casings, rods, tubing, pumping units and engines, Christmas trees, derricks, separators, gun barrels, flow lines, gas systems (for gathering, dehydration, treating and compression), and water systems (for treating, disposal and injection); interests held in royalty trusts whether currently existing or hereafter created; hydrocarbons in and under and which may be produced, saved, processed or attributable to the Hydrocarbon Interests, the lands covered thereby and all hydrocarbons in pipelines, gathering lines, tanks and processing plants and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; tenements, hereditaments, appurtenances and personal property and/or real property in any way appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, and all rights, titles, interests and estates described or referred to above, including any and all real property, now owned or hereafter acquired, used or held for use in connection with the operating, working or development of any of such Hydrocarbon Interests or personal property and/or real property and including any and all surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

(e)	“Organizational Documents” means (i) in the case of a corporation, its charter and by laws; (ii) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (iii) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (iv) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (v) in the case of any other entity, the organizational and governing documents of such entity.

(f)	“Partnership Documents” means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Partnership or any of its subsidiaries is a party or by which the Partnership or any of its subsidiaries is bound or to which any of the property or assets of the Partnership or any of its subsidiaries is subject.

(g)	“Repayment Event” means any event or condition which gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Partnership or any subsidiary of the Partnership.

(h)	“Subject Instruments” means the Credit Agreement and all other instruments, agreements and documents filed as an exhibit to or incorporated by reference into the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K of the Commission; provided that if any instrument, agreement or other document filed as an exhibit to or incorporated by reference into the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.

(i)	“Working Interest” means each Partnership Entity’s undivided operating and expense-bearing interest under a Hydrocarbon Interest.
     22. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
     23. Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
[The remainder of this page is intentionally left blank.]

If the foregoing correctly sets forth the understanding among the Partnership and KCA, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Partnership and KCA.

Very truly yours, Legacy Reserves LP
By:	Legacy Reserves GP, LLC,
its general partner

By:	/s/ Steven H. Pruett
	Name:	Steven H. Pruett
	Title:	President and Chief Financial Officer

Accepted and agreed to as of the
date first above written:

KNIGHT CAPITAL AMERICAS, L.P.
By:	/s/ William Kelly
Name: William Kelly
Title: Managing Director

Signature Page to Equity Distribution Agreement

Schedule I
Subsidiaries and Foreign Qualifications

State(s) of Foreign
Entity	State of Formation	Qualification
Legacy Reserves LP	Delaware	Texas, Mississippi, Oklahoma

Legacy Reserves GP, LLC	Delaware	Texas

Legacy Reserves Operating GP LLC	Delaware	Texas

Legacy Reserves Operating LP	Delaware	Texas, Mississippi, New Mexico, Oklahoma, Kansas, Wyoming

Legacy Reserves Services, Inc.	Texas	N/A

Binger Operations, L.L.C. (50% non-controlling interest)	Oklahoma	N/A

Exhibit A
[Legacy Reserves LP Letterhead]
___________, 20__
Via Email or Facsimile
Knight Capital Americas, L.P.
320 Park Avenue, 15th Floor
New York, New York 10022
TRANSACTION NOTICE
Dear ___________:
This Notice sets forth the terms of the agreement of Legacy Reserves LP, a Delaware limited partnership (the “Partnership”) with Knight Capital Americas, L.P. (“KCA”), relating to the issuance of the Partnership’s units representing limited partner interests (“Units”), pursuant to the Equity Distribution Agreement between the Partnership and KCA, dated August 25, 2011 (the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.
By countersigning or otherwise indicating in writing KCA’s acceptance of this Notice (an “Acceptance”), KCA shall have agreed with the Partnership to engage in the following agency transaction:

Number of Units to be Sold:

Minimum Price at which Units may be Sold: (“Floor Price”)

Date(s) on which Units may be Sold: (“Purchase Date”)

Manner in which Units are to be Sold:	[Specify “at-the-market” or other method]
The Transaction set forth in this Notice will not be binding on the Partnership or KCA unless and until KCA delivers its Acceptance; provided, however, that neither the Partnership nor KCA will be bound by the terms of this Notice unless KCA delivers its Acceptance by ____ am/pm (New York time) on [the date hereof/___________, 20_.]

The Transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of the date of this Notice and on any Purchase Date and any Closing Date, except for representations and warranties that address matters only as of a certain date.
If the foregoing conforms to your understanding of our agreement, please so indicate by providing your Acceptance in the manner contemplated by the Agreement.

Very truly yours, Legacy Reserves LP
By:	Legacy Reserves GP, LLC,
its general partner

By:
Name:
Title:

ACCEPTED as of the date
first above written

KNIGHT CAPITAL AMERICAS, L.P.
By:
Name:
Title:

[Note: KCA’s acceptance may also be evidenced by a separate written acceptance referencing this Notice and delivered in accordance with the Agreement]

Exhibit B
Officers’ Certificate
     (1) The representations and warranties of the Partnership in the Agreement are true and correct in all material respects as of the date hereof as though made on and as of this date;
     (2) The Partnership has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof;
     (3) The Partnership’s Registration Statement on Form S-3 (File No. 333-174488) under the Act became effective on July 14, 2011; no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission have been complied with; and
     (4) Except as otherwise disclosed in writing to KCA by the Partnership, subsequent to the respective dates as of which information is given in the Registration Statement, any Basic Prospectus or the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business or the results of operations or condition of the Partnership Entities taken as a whole, whether or not arising in the ordinary course of business, or (ii) any transaction that is material to the Partnership Entities taken as a whole, planned or entered into by the Partnership or any of the other Legacy Parties, or (iii) any obligation, direct or contingent, that is material to the Partnership Entities taken as whole, incurred by the Partnership or the other Legacy Parties, except obligations incurred in the ordinary course of business, or (iv) any material change in the capital stock or outstanding indebtedness of the Partnership or the other Legacy Parties, or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Partnership except for the Partnership’s regular quarterly distribution declared on July 22, 2011 and paid on August 12, 2011; and neither the Partnership nor the other Legacy Parties has any material contingent obligation that is not disclosed in the Registration Statement, any Basic Prospectus or the Prospectus.

Exhibit C
Opinion of Andrews Kurth LLP, Counsel to the Partnership
1.	Each of the Legacy Parties has been duly formed or organized, as applicable, and is validly existing as a limited partnership or limited liability company, as applicable, in good standing under the laws of the State of Delaware.

2.	Each of the Legacy Parties has the partnership or limited liability company power and authority, as applicable, necessary to own, lease and operate their respective properties and to conduct their respective businesses as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under the Agreement.

3.	Each of the Legacy Parties is duly registered or qualified as a foreign partnership or limited liability company, as applicable, to transact business and each of the Legacy Parties is in good standing in each jurisdiction set forth opposite its name on Schedule I hereto.

4.	Moriah Properties, Ltd., DAB Resources, Ltd., Brothers Production Properties, Ltd., Brothers Production Company, Inc., Brothers Operating Company, Inc., J&W McGraw Properties, Ltd., SHP Capital LP and H2K Holdings, Ltd. (collectively, the “Founders”) own 100% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement, and are fully paid (to the extent required by the GP LLC Agreement) and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”); and such entities own such membership interests free and clear of all Liens (A) other than restrictions on transfer under the GP LLC Agreement or applicable securities laws, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Texas naming any of the Founders, as a debtor is on file in the office of the Secretary of State of the State of Texas or (C) otherwise known to us without independent investigation, other than those created or arising under Section 18-607 of the Delaware LLC Act.

5.	The General Partner is the sole general partner of the Partnership with an approximate 0.04% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement, and is fully paid (to the extent required by the Partnership Agreement); and the General Partner owns such general partner interest free and clear of all Liens (A) other than restrictions on transfer under the Partnership Agreement or applicable securities laws, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as a debtor is on file in the office of the Secretary of State of the State of Delaware or (C) otherwise known to us without independent investigation, other than those created or arising under Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited

Partnership Act (the “Delaware LP Act”); and the General Partner owns no assets, and has no business, other than with respect to its general partner interest in the Partnership.

6.	As of the date hereof, the issued and outstanding limited partner interests of the Partnership consists of 43,664,744 Units. All of the issued and outstanding Units, and the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required by the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

7.	The Units to be issued and sold by the Partnership pursuant to the Agreement , and the limited partner interests represented thereby, are duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the purchaser thereof against payment therefor in accordance with the terms of the Agreement, will be validly issued, fully paid (to the extent required by the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

8.	The Partnership owns 100% of the membership interests in the Operating GP; such membership interests have been duly authorized and validly issued in accordance with the Operating GP Agreement, and are fully paid (to the extent required by the Operating GP Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens, except for the pledge of such membership interests under the security documents (the “Security Documents”) entered into in connection with the Amended and Restated Credit Agreement, dated March 10, 2011, by and between the Partnership and BNP Paribas, as administrative agent (the “Credit Agreement”) and (A) other than restrictions on transfer under the Operating GP Agreement or applicable securities laws, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as a debtor is on file in the office of the Secretary of State of the State of Delaware or (C) otherwise known to us without independent investigation, other than those created or arising under Section 18-607 of the Delaware LLC Act).

9.	The Operating GP is the sole general partner of the Operating Partnership with a 0.1% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement, and is fully paid (to the extent required by the Operating Partnership Agreement); and the Operating GP owns such general partner interest free and clear of all Liens, except for the pledge of such general partner interest under the Credit Agreement and (A) other than restrictions on transfer under the Operating Partnership Agreement or applicable securities laws, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating GP as a debtor is on file in the office of the Secretary of State of the State of Delaware or (C) otherwise known to us without independent investigation, other than those created or arising under Sections 17-303, 17-607 and 17-804 of the Delaware LP Act.

10.	The Partnership is the sole limited partner of the Operating Partnership with a 99.9% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required by the Operating Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all Liens, except for the pledge of such limited partner interest under the Security Documents and (A) other than restrictions on transfer under the Operating Partnership Agreement or applicable securities laws, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as a debtor is on file in the office of the Secretary of State of the State of Delaware or (C) otherwise known to us without independent investigation, other than those created or arising under Sections 17-303, 17-607 and 17-804 of the Delaware LP Act.

11.	The Agreement has been duly authorized, executed and delivered by the Partnership.

12.	Except as disclosed in the Registration Statement, the Prospectus or the Partnership Documents, the issuance of the Units to be sold by the Partnership pursuant to the Agreement is not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Partnership or any other person arising under Organizational Documents of any of the Legacy Parties, the Delaware LLC Act, the Delaware LP Act, or any of the agreements listed on Schedule I attached hereto (the “Applicable Agreements”).

13.	The opinion of Andrews Kurth LLP that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and KCA may rely upon such opinion as if it were addressed to them.

14.	The form of certificate used to evidence the Units complies in all material respects with all applicable requirements of the Delaware LP Act, with any applicable requirements of the Partnership Agreement of the Partnership and with any applicable requirements of the NASDAQ.

15.	To such counsel’s knowledge (based solely upon an opinion support certificate), except as otherwise disclosed in the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Partnership or any subsidiary is a party, or to which the property of the Partnership or any subsidiary is subject, before or brought by any court or governmental agency or body which might reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Agreement or the performance by the Partnership of its obligations thereunder.

16.	The Partnership is not an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

17.	(A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than under the Act, the Rules and Regulations and the Exchange Act, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which such counsel has not been called upon to express an opinion), (B) no authorization, approval, vote or other consent of any unitholder or creditor of the Partnership pursuant to any Organizational Document, (C) no waiver or consent under any Organizational Document, and (D) to the knowledge of such counsel, no authorization, approval, vote or other consent of any other person or entity, is necessary or required in connection with the due authorization, execution and delivery of the Agreement, for the offering, issuance, sale or delivery of the Units.

18.	None of (i) the offering, issuance and sale by the Partnership of the Units, (ii) the application of the proceeds therefrom as described under the caption “Use of Proceeds” in the Prospectus, (iii) the execution, delivery and performance of the Agreement by the Partnership, or (iv) the consummation of the transactions contemplated by the Agreement, (A) conflicts with or will conflict with or constitutes or will constitute a violation of the Organizational Documents, (B) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under the Organizational Documents, (C) results or will result in any violation of the Delaware LP Act, the Delaware LLC Act, the applicable laws of the State of Texas, the applicable laws of the State of New York or the applicable laws of the United States of America, (D) violates or will violate any order, judgment, decree or injunction of any court or governmental agency or other authority of or with any court, governmental agency or body of the State of Texas or the United States of America or known to such counsel having jurisdiction over any of the Legacy Parties or any of their properties or assets in a proceeding to which any of them or their property is a party or (E) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Legacy Parties pursuant to any Organizational Documents.

19.	The statements made in the Disclosure Package under the captions “Description of Our Units,” “Material Provisions of Our Partnership Agreement,” “Conflicts of Interest and Fiduciary Duties” and “Material Tax Considerations,” in each case to the extent that they purport to constitute summaries of the terms of statutes, rules or regulations, legal and governmental proceedings or contracts or other documents (including, but not limited to the Organizational Documents), constitute fair summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.
     Partnership Counsel shall state that:
     (a) in such counsel’s opinion, each of the Registration Statement, as of the most recent effective date, the Prospectus, as of its date, and each of the Incorporated

Documents, when they were filed with the SEC, appeared on its face to be appropriately responsive in all material respects to the requirements of the Act or the Exchange Act, as applicable and the rules and regulations promulgated thereunder (except that in each case such counsel need not express any statement or belief as to Regulation S-T),
     (b) such counsel is not aware of any documents that are required to be filed as exhibits to the Registration Statement or any of the Incorporated Documents and are not so filed or of any documents that are required to be summarized in the Prospectus or any of the Incorporated Documents, and are not so summarized, and
     (c) no facts have come to such counsel’s attention that have led such counsel to believe that (i) the Registration Statement, as of the most recent effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus, as of its date and the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need not express any opinion, statement or belief in this letter with respect to (A) the historical financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (B) any other financial or accounting data, and the information pertaining to oil and gas reserves included or incorporated or deemed incorporated by reference in, or excluded from, the Registration Statement or the Prospectus, and (C) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or to the Incorporated Documents.
     Partnership Counsel shall state that the Registration Statement was declared effective under the Act on July 14, 2011; and, to Partnership Counsel’s knowledge (based solely upon oral communication with the Commission), no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.
     In rendering such opinion, Partnership Counsel shall state that such opinion covers matters arising under the applicable laws of the State of Texas, applicable laws of the State of New York, applicable laws of the United States of America, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act and certain other specified laws of the United States of America to the extent referred to specifically herein. In rendering such opinion, Partnership Counsel may rely as to matters involving the laws of any other state upon the opinion of local counsel satisfactory to KCA; provided that such opinion shall be addressed to KCA shall state that Partnership Counsel may rely on such opinion as if it were addressed to them in rendering their opinion pursuant to the Agreement, shall be dated the same date as the opinion of Partnership Counsel, shall be delivered to KCA at the same time that the opinion of Partnership Counsel is delivered, and shall be satisfactory in form and substance to counsel for KCA. In rendering such opinion, Partnership Counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Partnership and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

Exhibit D
“Comfort” Letter from BDO USA, LLP
     1 They are an independent registered public accounting firm with respect to the Partnership within the meaning of the Act and the Securities Exchange Act of 1934 (“the Exchange Act”) and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (SEC) and the Public Company Accounting Oversight Board (United States) (PCAOB).
     2 In their opinion, the consolidated financial statements audited by them and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the SEC.
     3 They have not audited any consolidated financial statements of the Partnership as of any date or for any period subsequent to December 31, 2010; although they have conducted an audit for the year ended December 31, 2010, the purpose (and therefore the scope) of the audit was to enable them to express their opinion on the consolidated financial statements as of December 31, 2010, and for the year then ended, but not on the consolidated financial statements for any interim period within that year. Therefore, they are unable to and do not express any opinion on the unaudited condensed consolidated balance sheets as of March 31 and June 30, 2011, the unaudited condensed consolidated statements of operations and cash flows for the three-month periods ended March 31, 2011 and 2010, the unaudited condensed consolidated statement of unit holders’ equity for the three-month period ended March 31, 2011, the unaudited condensed consolidated statements of operations for the three and six-month periods ended June 30, 2011 and 2010, the unaudited condensed consolidated statements of cash flows for the six-month periods ended June 30, 2011 and 2010 and the unaudited condensed consolidated statement of unit holders’ equity for the six-month period ended June 30, 2011, included in the Partnership’s quarterly reports on Form 10-Q for the quarters ended March 31 and June 30, 2011, incorporated by reference in the Registration Statement, or on the financial position, results of operations, or cash flows as of any date or for any period subsequent to December 31, 2010.
     4 For purposes of this Letter, they have read the 2011 minutes of meetings of the unit holders and the Partnership’s board of directors, audit committee, compensation committee, nominating and governance committee and conflicts committee as set forth in the minute books at August 23, 2011, officials of the Partnership having advised them that the minutes of all such meetings through that date were set forth therein; they have carried out other procedures to August 23, 2011 as follows (their work did not extend to the period from August 24, 2011 to August 25, 2011, inclusive):
          1. With respect to the three-month periods ended March 31, 2011 and 2010 and the three and six month periods ended June 30, 2011 and 2010, they have:
               (a) Performed the procedures specified by the PCAOB for a review of interim financial information as described in SAS 100, “Interim Financial Information,” on the unaudited condensed consolidated balance sheets as of March 31 and June 30, 2011, the unaudited condensed consolidated statements of operations and cash flows for the three-month periods ended March 31, 2011 and 2010, the unaudited condensed consolidated statement of unit holders’ equity for the three-month period ended March 31, 2011, the unaudited condensed consolidated statements of operations for the three and six-month periods ended June 30, 2011 and 2010, the unaudited condensed consolidated statements of cash flows for the six-month periods ended June 30, 2011 and 2010 and the unaudited condensed consolidated statement of unit holders’ equity for the six-month period ended June 30, 2011, included in the Partnership’s quarterly reports on Form 10-Q for the quarters ended March 31 and June 30, 2011, incorporated by reference in the Registration Statement.
               (b) Inquired of certain officials of the Partnership who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in a(i) comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the SEC.
          2. With respect to the period from July 1, 2011 to July 31, 2011, they have:
               (a) Read the unaudited consolidated financial statements of the Company and subsidiaries for July of both 2011 and 2010 furnished to them by the Partnership, officials of the Partnership advised them that no such financial statements as of any date or for any period subsequent to July 31, 2011, were available. The financial information for July is incomplete in that it omits certain footnote disclosures.
               (b) Inquired of certain officials of the Partnership who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in b(i) are stated on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement.
     The foregoing procedures do not constitute an audit of financial statements conducted in accordance with the standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, they make no representations regarding the sufficiency of the foregoing procedures for the purposes of this Letter.
     5 Nothing came to their attention as a result of the foregoing procedures, however, that caused them to believe that:
          1. (a) Any material modifications should be made to the unaudited condensed consolidated financial statements described in 4(a), incorporated by reference in the Registration Statement, for them to be in conformity with U.S. generally accepted accounting principles (GAAP).
               (b) The unaudited condensed consolidated financial statements described in 4(a) do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the SEC.

          2. (a) At July 31, 2011, there was any change in issued and outstanding units of limited partner interests, increase in long-term debt, including current maturities, or any decrease in consolidated net current assets or unitholders’ equity as compared with the amounts shown on the June 30, 2011 unaudited condensed consolidated balance sheet incorporated by reference in the Registration Statement except that the unaudited consolidated balance sheet as of July 31, 2011 which was furnished to them by the Partnership showed a decrease in consolidated net current assets as follows (in thousands of dollars):

	July 31, 2011	June 30, 2011
Consolidated net current assets	($37,261)	($33,012)
               (b) For the period from July 1, 2011, to July 31, 2011, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or in the total or per-unit amounts of consolidated net income, except in all instances for changes, increases, or decreases that the Registration Statement discloses have occurred or may occur.
     6 As mentioned under 4(b) above, the Partnership’s officials have advised them that no condensed consolidated financial statements of the Partnership as of any date or for any period subsequent to July 31, 2011 are available; accordingly, the procedures carried out by them with respect to changes in financial statement items after June 30, 2011 have, of necessity, been limited. They have inquired of certain officials of the Partnership who have responsibility for financial and accounting matters as to whether: (i) at August 23, 2011 there was any change in issued and outstanding units of limited partner interests, increase in long-term debt, including current maturities, or any decrease in consolidated net current assets or unit holders’ equity as compared with the amounts shown on the June 30, 2011 unaudited condensed consolidated balance sheet incorporated by reference in the Registration Statement, or (ii) for the period from July 1, 2011 to August 23, 2011, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or in the total or per-unit amounts of consolidated net income. On the basis of these inquiries and their reading of the minutes, they noted the following:
          1. The Partnership does not close its ledgers on a daily basis and, therefore, officials of the Partnership were unable to respond to their inquiries regarding financial statement balances and changes therein as of August 23, 2011 and for the period from July 1, 2011 to August 23, 2011 as compared to June 30, 2011 or the corresponding period in the preceding year with respect to decreases in consolidated net current assets, unit holders’ equity, revenues and total or per-unit amounts of consolidated net income.
          2. Management informed them that as of August 23, 2011 there have been the following changes since June 30, 2011, in the number of issued and outstanding Limited partner units and the following increase in Long-term debt, including current maturities:

	August 23, 2011	June 30, 2011
Units of limited partner interest	43,663,744	43,660,744
Long-term debt, including current maturities (in thousands)	$420,000	$405,000

     7 Their audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this Letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such consolidated financial statements taken as a whole. For none of the periods referred to therein nor for any other period did they perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated below and, accordingly, they express no opinion thereon.
     8 However, for purposes of this Letter, they have read the circled items in the Registration Statement and other documents incorporated by reference therein and have performed the following additional procedures, which were applied as indicated by the symbols explained below. In performing these procedures, they have considered to be in agreement amounts that, when compared, differed only due to the effect of rounding. With respect to amounts that were computed by adjusting amounts for the receipt and application of the proceeds from the offering as set forth under “Use of Proceeds,” it should be understood that they make no comment regarding the reasonableness of the “Use of Proceeds” or whether such proceeds or use will actually occur. Additionally, with respect to analyses prepared by the Partnership, they make no comment regarding the completeness or appropriateness of such analyses or the manner in which they were prepared. Their additional procedures were as follows:
          1. Compared the specified dollar amounts, percentages, and/or numbers of units to amounts in the audited consolidated financial statements described in the introductory paragraph of this Letter or to the amounts in the unaudited consolidated financial statements described in 4(a) to the extent that such amounts are included in such statements or the related notes thereto, and found them to be in agreement.
     With respect to the 2010, 2009 and 2008 “Selected Financial Data,” appearing on pages 35 through 38 of the Partnership’s Form 10-K for the year ended December 31, 2010, they compared the information included therein with the disclosure requirements of Item 301 of Regulation S-K. They also inquired of certain officials of the Partnership who have responsibility for financial and accounting matters whether this information conforms in all material respects with the disclosure requirements of Item 301 of Regulation S-K. Nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Item 301 of Regulation S-K.
          2. Compared the specified dollar amounts, percentages, and numbers of units to amounts in accounting analyses or schedules prepared by the Partnership and found them in agreement. It should be noted that “Adjusted EBITDA” and “Distributable Cash Flow” are not measures of operating performance or Liquidity defined by GAAP and may not be comparable to similarly titled measures presented by other companies. They make no comment about the definition or presentation of “Adjusted EBITDA” and “Distributable Cash Flow” in the Registration Statement and other documents incorporated by reference therein or their usefulness for any purposes. They also make no comment as to whether any non-GAAP information included or incorporated by reference in the Registration Statement complies with the requirements of Regulation G or Item 10 of Regulation S-K.
          3. Recalculated the specified dollar amounts, per unit amounts, ratios and percentages based on (i) the data contained in the captioned section of the Registration Statement, other sections of the Registration Statement or documents incorporated by reference therein, (ii) the financial statements referred to in (a) above, or (iii) the accounting records, agreements, or accounting analyses or schedules prepared by the Partnership.
          4. Compared the specified dollar, percentage or unit amounts to the corporate records, third-party contracts or agreements of the Partnership and found them to be in agreement.
     9 It should be understood that they make no representations regarding questions of Legal interpretation or regarding the sufficiency for the purposes of the procedures enumerated in the preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, they have addressed their selves solely to the foregoing data as set forth in the Registration Statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.
     10 This Letter is solely for the information of the addressees and to assist the sales agent in conducting and documenting their investigation of the affairs of the Partnership in connection with the offering of the securities covered by the Registration Statement, and it is not to be used, circulated, quoted, or otherwise referred to for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the equity distribution agreement or in any List of closing documents pertaining to the offering of the securities covered by the Registration Statement.

Exhibit E
Letter from LaRoche Petroleum Consultants Ltd.
LaRoche Petroleum Consultants Ltd. confirms that:
(1) As of the date of this letter and as of the date of the Reserve Report, they are and were independent petroleum engineers with respect to the Partnership as provided in the standards pertaining to the estimating and auditing of oil and gas reserve information promulgated by the Securities and Exchange Commission. Neither LaRoche, nor to their knowledge, any of their employees or officers, own interests in the oil and gas properties included in the Reserve Report. LaRoche has not been employed by the Partnership on a contingent basis. At the time of the preparation of the Reserve Report LaRoche did not have, and as of the date hereof LaRoche dos not have, any financial interest in the Partnership.
(2) All terms used in this letter, where applicable, conform to LaRoche’s understanding of the definitions set forth in Rule 4-10 of Regulation S-X promulgated by the SEC.
(3) The estimates of the Partnership’s proved reserves, future net reserves and the discounted values of future net revenues contained in the Reserve Report, and the computations made in connection therewith, were, unless otherwise stated in the Reserve Report, made in accordance with LaRoche’s understanding of the provisions of Rule 4-10 of Regulation S-X promulgated by the SEC and have been prepared in a manner consistent and in compliance with their understanding of such other published interpretations and criteria pertaining to the estimation of proved oil and gas reserves and related future net revenues promulgated by the SEC.
11 (4) The text of the Reserve Report attached to the LaRoche comfort letter is a true, correct and complete copy. LaRoche is not aware of any additional information that they believe necessary to disclose in the Reserve Report in order to prevent the information set forth therein from being misleading as of the date (December 31, 2010) of the reserve information therein. Further information regarding the classification and definitions of the reserves shown in the Reserve Report is included in the attached text of the Reserve Report.
(5) KCA may rely upon the Reserve Report in the same manner as if such report were addressed to KCA.
(6) The engineering projections included in the Reserve Report were based on the latest available production data, through September 30, 2010. As of the date hereof, nothing has come to LaRoche’s attention that would cause them to revise downward, in the aggregate, by a material amount any statement made or opinion expressed by LaRoche in the Reserve Report, with respect to the Partnership’s estimates of the oil and gas reserves and future net revenue attributable to the interests of the Partnership in such properties.

(7) They have reviewed the circled reserves and reserves-related information on from the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2010. LaRoche confirms that such circled information attributed to the Reserve Report has been accurately derived from the Reserve Report.

Exhibit F
Matters to be covered in Opinion of Vinson & Elkins L.L.P, Counsel for Agent
     1. The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.
     2. The Agreement has been duly authorized, executed and delivered by the Partnership.
     3. The Units have been duly authorized and, upon delivery to the Agent against payment therefor in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable.
     4. The Units conform in all material respects to the description thereof contained under the heading “Description of Our Units” in the Prospectus.
     5. The Registration Statement has become effective under the Act, and we are not aware that any stop order suspending the effectiveness thereof has been issued or any proceedings for that purpose have been instituted or are pending or threatened under the Act. The Prospectus was filed in a manner and within the time period required by Rule 424 under the Act.
     6. The Registration Statement, as of the effective date thereof, complied as to form in all material respects with the requirements of the Act (except as to the financial statements, supporting schedules, footnotes and other financial and statistical information included therein, as to which we express no opinion).
     In addition, we have participated in conferences with your representatives and with representatives of the Partnership, its counsel and its accountants concerning the Registration Statement and the Prospectus and have considered the matters required to be stated therein and the statements contained therein, although we have not independently verified the accuracy, completeness or fairness of such statements. Based upon and subject to the foregoing, nothing has come to our attention that leads us to believe that (i) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and do not make any comment in this paragraph with respect to the financial statements, supporting schedules, footnotes and other financial, statistical and reserve information contained in the Registration Statement or the Prospectus).
     We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of Delaware and the federal laws of the United States of America, as in effect on the date hereof.